Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Johnson Outdoors Inc. 2009 Employees’ Stock Purchase Plan of our report dated December 11, 2009, with respect to the consolidated financial statements of Johnson Outdoors Inc. included in its Annual Report (Form 10-K) for the year ended October 2, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
April 30, 2010